Exhibit 99.1
DocGo Announces Record Third Quarter 2023 Results
Company Raises 2023 Revenue Guidance to $615-$625 Million, up From a Previous Range of $540-$550 Million And
Increases Adjusted EBITDA1 Guidance to $50-$55 Million, up From a Previous Range of $48-$53 Million
Management to Host Conference Call and Webcast Today at 5:00 p.m. EDT
NEW YORK, NY, November 6, 2023 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health services, today announced financial and operating results for the quarter ended September 30, 2023.

Q3 2023 Financial Highlights

•Total revenue for the third quarter of 2023 was $186.6 million, up 49% from $125.5 million in the second quarter of 2023 and up 79% from $104.3 million in the third quarter of 2022. The revenue increase was driven by gains in nearly all business and project lines.
•Gross margin for the third quarter of 2023 was 29.5%, compared to 33.4% in the second quarter of 2023 and 31.7% in the third quarter of 2022. Gross margin was impacted by a significant sequential increase in revenue and associated project ramp up costs.
•Net income was $4.6 million for the third quarter of 2023, up 254% compared to net income of $1.3 million in the second quarter of 2023 and up 84% from $2.5 million in the third quarter of 2022.
•Net income margin was 2.5% for the third quarter of 2023, compared to 1.0% in the second quarter of 2023 and 2.4% in the third quarter of 2022.
•Adjusted EBITDA2 was $16.7 million for the third quarter of 2023, up 84% from $9.1 million in the second quarter of 2023 and up 99% from $8.4 million in the third quarter of 2022.
•Adjusted EBITDA margin2 for the third quarter of 2023 was 9.0%, compared to 7.3% in the second quarter of 2023 and 8.1% in the third quarter of 2022.
•DocGo’s current backlog3 increased to $430 million in total contract value over approximately three years. As of the Company’s last announcement of earnings results on August 7, 2023, the backlog was $325 million.
1 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled our adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.
3 The Company defines backlog as projects that have been awarded, but not yet started or fully rolled out.

•Mobile Health Services revenue for the third quarter of 2023 was $139.3 million, up 74% from $80.1 million in the second quarter of 2023 and up 82% from $76.6 million in the third quarter of 2022.
•Transportation Services revenue in the third quarter of 2023 was $47.2 million, up 4% from $45.4 million in the second quarter of 2023 and up 70% from $27.7 million in the third quarter of 2022.
•As of September 30, 2023, the Company held total cash and cash equivalents, including restricted cash, of $67.3 million, compared with total cash and cash equivalents, including restricted cash, of $123.8 million as of June 30, 2023.

Select Corporate Highlights

•The Board of Directors appointed Lee Bienstock, previously DocGo’s President and Chief Operating Officer, to the role of Chief Executive Officer.
•Both during the quarter and subsequent to quarter end, continued to expand services with current customers while also signing new customers and winning RFPs.
•UK-based subsidiary Ambulnz Community Partners Ltd. awarded a 5-year contract to provide emergency and urgent ambulance services for South Central Ambulance Service NHS Foundation Trust.
•Announced partnership with Main Line Health in Philadelphia for medical transportation and collaboration on remote patient monitoring, helping to solidify Ambulnz by DocGo’s position as one of the largest ambulance providers in Philadelphia.
•Launched partnership with EmblemHealth for Mobile Health care gap closure patient programs in New York and Connecticut.
•Continued expansion of the number of locations serviced under the Company’s contract with the New York City Department of Housing Preservation and Development (HPD) to provide healthcare and basic services to migrant populations.
•Transported over 158,000 patients, conducted outreach to over 50,000 patients through the Company’s patient engagement team, and provided remote patient monitoring, virtual care management, and cardiovascular implantable electronic device monitoring for over 46,000 patients.
•Expanded the Company’s ability to facilitate clinical services and close over 30 different care gaps in patients’ homes, including bone density measurements, colon cancer screenings, diabetic retinal screening, and annual wellness visits.
•Increased the size of DocGo’s team by over 26% in the third quarter of 2023 to over 6,000 employees and agency staff due to increased demand for the Company’s services.
•Voted a Great Place to Work by employees for the second year in a row, underscoring high levels of employee satisfaction and engagement.

2023 Guidance
•Full-year 2023 revenue guidance is increased to a range of $615-$625 million, up from a previous range of $540-$550 million.
•Full-year 2023 adjusted EBITDA1 guidance is increased to a range of $50-$55 million, up from a previous range of $48-$53 million.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “The third quarter marked our strongest ever growth, and I am extremely proud of the focus our team has brought to expanding our suite of services, our operational execution, and our financial performance. During the quarter, we surpassed 7.5 million total patient interactions since inception while leveraging a workforce that has now grown to over six thousand employees and agency staff – more than double since I joined the company in March of 2022. We intend to continue to innovate our care delivery model, work to help bring high quality healthcare to those who need it most so they can enjoy their best possible quality of life, and deliver strong growth across our entire business.”

Norm Rosenberg, Chief Financial Officer and Treasurer of DocGo, added, "As expected, we experienced significant earnings leverage in the third quarter due to our strong top line growth. While we did experience higher costs associated with the aggressive ramp-up of new projects, we are encouraged by the net margin and adjusted EBITDA margin expansion we witnessed during the period and expect further improvements in Q4 and beyond. The decline in cash balance was driven by substantial receivables associated with the large HPD project under which payments have commenced. We will be providing formal 2024 guidance in the coming months but expect continued strong growth in 2024.”

Conference Call and Webcast Details

Monday, November 6, 2023
5:00 p.m. EDT
1-877-407-0784 (U.S.)
1-201-689-8560 (international)
Conference ID: 13741345
To access the Call me™ feature, which avoids the need to wait for an operator, click here.

The webcast can be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive health care revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, and ambulance services. DocGo disrupts the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo's proprietary technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With mobile health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking. Forward-looking statements include, but are not limited to, statements concerning the Company’s possible or assumed future actions, business strategies or models, plans, goals, future events, future revenues, future margins, future guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, including the Company’s geographic expansion, its margin normalization initiative, new and existing contracts or partnerships, backlog, M&A activity, workforce growth, leadership transitions, cash position, share repurchase program, expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government, expected impacts of geopolitical instability, including the conflict in Ukraine, conflict in Israel and surrounding areas and rising tensions between China and Taiwan, its competitive position and opportunities, including its ability to realize the benefits from its operating model, its ability to improve gross margins, cost-containment measures, legislative and regulatory actions, the impact of legal proceedings and compliance risk, the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the Company to comply with laws and regulations regarding data privacy and protection and others. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based on information available to the Company as of the date of this earnings release, and, while the Company believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. The Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Non-GAAP Financial Measures

The following information provides definition and reconciliation of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), income tax provision (benefit) for income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation, certain one-time legal settlements, and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenue. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross profit margin and/or net income margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of net income to adjusted EBITDA and net income margin to adjusted EBITDA margin for the three and nine months ended September 30, 2023 compared to the same period in 2022, as well as the second quarter of 2023:

(in $ millions)	Q3		YTD		Q2
	2022	2023	2022	2023	2023
Net Income/(loss) (GAAP)	$2.5	$4.6	$23.6	$2.0	$1.3
(+) Net Interest expense/(income)	($0.3)	($0.3)	($0.3)	($1.6)	($0.5)
(+) Income Tax	$0.4	$4.5	$1.2	$2.0	($0.3)
(+) Depreciation & amortization	$3.0	$4.3	$7.3	$11.8	$3.8
(+) Other (income)/expense	$1.7	($0.1)	($2.7)	$1.0	$1.1
EBITDA	$7.3	$13.0	$29.1	$15.2	$5.4

(+) Non-cash stock compensation	$1.1	$3.4	$4.6	$15.2	$3.4
(+) Non-recurring expense	$0.0	$0.3	$0.8	$1.0	$0.3

Adjusted EBITDA	$8.4	$16.7	$34.5	$31.4	$9.1

Total Revenue	$104.3	$186.6	$331.7	$425.0	$125.5
Net income margin	2.4%	2.5%	7.1%	0.5%	1.0%
Adjusted EBITDA margin	8.1%	9.0%	10.4%	7.4%	7.3%

DocGo Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2023	December 31, 2022
	Unaudited	Audited
ASSETS

Current assets:
Cash and cash equivalents	$52,922,517	$157,335,323
Accounts receivable, net of allowance of $4,778,401 and $7,818,702 as of September 30, 2023 and December 31, 2022, respectively	207,324,368	102,995,397
Assets held for sale	—	4,480,344
Prepaid expenses and other current assets	6,899,412	6,269,841
Total current assets	267,146,297	271,080,905
Property and equipment, net	21,852,663	21,258,175
Intangibles, net	38,586,498	22,969,246
Goodwill	47,594,304	38,900,413
Restricted cash	14,333,421	6,773,751
Operating lease right-of-use assets	9,420,525	9,074,277
Finance lease right-of-use assets	8,566,308	9,039,663
Equity method investments	447,125	597,977
Deferred tax assets	8,908,731	9,957,967
Other assets	2,928,270	3,625,254
Total assets	$419,784,142	$393,277,628
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,951,261	$21,582,866
Accrued liabilities	58,883,665	31,573,031
Notes payable, current	696,053	664,913
Due to seller	12,995,455	26,244,133
Contingent consideration	26,238,486	10,555,540
Operating lease liability, current	2,561,165	2,325,024
Liabilities held for sale	—	4,480,344
Finance lease liability, current	2,733,332	2,732,639
Total current liabilities	113,059,417	100,158,490
Notes payable, non-current	2,044,938	1,236,601
Operating lease liability, non-current	7,196,596	7,040,982
Finance lease liability, non-current	5,930,776	5,914,164
Total liabilities	128,231,727	114,350,237
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of September 30, 2023 and December 31,2022; 103,874,539 and 102,411,162 shares issued and outstanding as of September 30, 2023 and December 31,2022, respectively	10,387	10,241
Additional paid-in-capital	315,745,338	301,451,435
Accumulated deficit	(28,964,781)	(28,972,216)
Accumulated other comprehensive income	808,171	741,206
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	287,599,115	273,230,666

Noncontrolling interests	3,953,300	5,696,725
Total stockholders’ equity	291,552,415	278,927,391
Total liabilities and stockholders’ equity	$419,784,142	$393,277,628

DocGo Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues, net	$186,552,910	$104,319,894	$425,042,373	$331,730,750
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	131,502,046	71,254,838	296,346,420	219,418,873
Operating expenses:
General and administrative	33,619,962	22,186,036	93,637,516	70,684,270
Depreciation and amortization	4,336,267	3,014,864	11,816,657	7,253,656
Legal and regulatory	3,545,820	2,200,964	9,588,997	6,610,223
Technology and development	3,235,301	1,373,146	7,673,269	3,663,299
Sales, advertising and marketing	1,605,559	90,856	2,598,192	2,348,917
Total expenses	177,844,955	100,120,704	421,661,051	309,979,238
Income from operations	8,707,955	4,199,190	3,381,322	21,751,512
Other income (expenses):
Interest income, net	346,376	334,221	1,677,420	296,891
(Loss) gain on remeasurement of warrant liabilities	—	(1,831,947)	—	1,137,070
Change in fair value of contingent liability	159,974	—	159,974	—
(Loss) gain on equity method investments	(95,503)	93,371	(301,362)	99,840
Gain on remeasurement of finance leases	4,834	—	4,834	1,388,273
(Loss) gain on disposal of fixed assets	(9,983)	42,667	(163,452)	42,667
Other income (expense)	43,353	30,900	(661,825)	42,288
Total other income (expense)	449,051	(1,330,788)	715,589	3,007,029

Net income before income tax provision	9,157,006	2,868,402	4,096,911	24,758,541
Income tax (provision)	(4,526,767)	(401,916)	(2,041,843)	(1,163,755)
Net income	4,630,239	2,466,486	2,055,068	23,594,786
Net (loss) income attributable to noncontrolling interests	(134,682)	(687,944)	2,767,084	(2,924,992)
Net income attributable to stockholders of DocGo Inc. and Subsidiaries	4,764,921	3,154,430	(712,016)	26,519,778
Other comprehensive income
Foreign currency translation adjustment	$(582,471)	$248,283	$66,965	$252,854
Total comprehensive income	4,182,450	3,402,713	(645,051)	26,772,632
Net income per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.05	$0.03	$(0.01)	$0.26
Weighted-average shares outstanding - Basic	103,874,845	98,960,538	103,351,345	100,725,697
Net income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.05	$0.03	$(0.01)	$0.24
Weighted-average shares outstanding - Diluted	104,993,729	107,403,135	103,351,345	109,168,293

DocGo Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,055,068	$23,594,786
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of property and equipment	4,697,717	2,592,244
Amortization of intangible assets	4,295,958	2,269,423
Amortization of finance lease right-of-use assets	2,822,982	2,391,989
Loss (gain) on disposal of assets	163,452	(42,667)
Deferred tax asset	1,049,236	—
Loss (gain) on equity method investments	301,362	(99,840)
Bad debt expense	(311,441)	2,702,979
Stock-based compensation	15,161,847	4,616,056
Gain on remeasurement of finance leases	(4,834)	(1,388,273)
Loss on liquidation of business	70,284	—
Gain on remeasurement of warrant liabilities	—	(1,137,070)
Change in fair value of contingent consideration	(159,974)	—
Changes in operating assets and liabilities:
Accounts receivable	(103,483,997)	2,894,650
Prepaid expenses and other current assets	(336,093)	(282,668)
Other assets	696,984	882,432
Accounts payable	(12,640,920)	(3,983,383)
Accrued liabilities	27,319,258	2,596,887
Net cash (used in) provided by operating activities	(58,303,111)	37,607,545

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,360,807)	(1,994,161)
Acquisition of intangibles	(2,478,808)	(1,956,434)
Acquisition of businesses	(20,203,464)	(33,843,373)
Equity method investments	(150,510)	—
Proceeds from disposal of property and equipment	274,210	—
Net cash (used in) investing activities	(26,919,379)	(37,793,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	1,000,000
Repayments of notes payable	(529,583)	(585,711)
Due to seller	(8,417,936)	(1,007,800)
Noncontrolling interest contributions	—	2,063,000
Proceeds from exercise of stock options	1,549,298	1,880,568
Payments for taxes related to shares withheld for employee taxes	(2,166,982)	—
Common stock repurchased	—	(497,759)
Equity costs	—	(19,570)
Payments on obligations under finance lease	(2,293,330)	(2,146,857)
	—

Net cash (used in) provided by financing activities	(11,858,533)	685,871
Effect of exchange rate changes on cash and cash equivalents	227,887	(252,854)

Net (decrease) increase in cash and restricted cash	(96,853,136)	246,594
Cash and restricted cash at beginning of period	164,109,074	179,105,730
Cash and restricted cash at end of period	$67,255,938	$179,352,324

	Nine Months Ended September 30,
	2023	2022
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$179,430	$102,203
Cash paid for interest on finance lease liabilities	394,443	434,580
Cash paid for income taxes	4,223,810	917,445
Right-of-use assets obtained in exchange for lease liabilities	2,407,938	4,094,731
Fixed assets acquired in exchange for notes payable	1,369,060	819,231
Acquisition of remaining FMC NA through due to seller and issuance of stock	7,000,000	—
Acquisition of CRMS through issuance of stock	1,000,000	—
Receivable exchanged for trade credits	1,500,000	—
Reconciliation of cash and restricted cash
Cash	$52,922,517	$169,598,749
Restricted cash	$14,333,421	$9,753,575
Total cash and restricted cash shown in statement of cash flows	$67,255,938	$179,352,324

Media:
pr@docgo.com

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com